UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2021

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company” or “we”), will be held on August 10, 2021 at 15 Joys Lane, Kingston, New York 12401, at 9:00 a.m., for the following purposes:

1.	To elect six directors for the coming year.

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	To approve the Kingstone Companies, Inc. Employee Stock Purchase Plan.

4.	To hold a non-binding advisory vote to approve the Company’s executive compensation.

5.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 17, 2021 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this proxy statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by June 30, 2021.  The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 are available electronically to the Company’s stockholders of record as of the close of business on June 17, 2021 at www.proxyvote.com.

Floyd R. Tupper
Secretary

Kingston, New York
June 30, 2021

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on June 17, 2021 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on August 10, 2021 at 9:00 a.m., local time, or any adjournment thereof.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 30, 2021.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors;

(ii)	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

(iii)	FOR the approval of the Kingstone Companies, Inc. Employee Stock Purchase Plan;

(iv)	FOR the approval of the compensation of our named executive officers.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters.  This is commonly referred to as a “broker non-vote.”  The election of directors, the proposal to approve the Kingstone Companies, Inc. 2021 Employee Stock Purchase Plan and the advisory vote on the approval of executive compensation are considered “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you.  The ratification of the selection of our independent registered public accounting firm is a routine matter.  Please instruct your bank or broker so your vote can be counted.

Our Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board of Directors.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on June 17, 2021 was 10,689,138.  Our common stock is the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  A majority of the shares of common stock outstanding and entitled to vote as of the close of business on June 17, 2021, or 5,344,570 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (six) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees; however, in order to cumulate votes, a stockholder must request a proxy card (as Internet and telephone voting will not be available for such purposes).  Only stockholders of record as of the close of business on June 17, 2021 will be entitled to vote.  With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being six nominees, each person who receives one or more votes will be elected as a director.  Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposals 2, 3 and 4 by so indicating on the proxy.  Abstentions are counted as present in the tabulation of votes on Proposals 2, 3 and 4.  Since each of Proposals 2, 3 and 4 requires the affirmative approval of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 15 Joys Lane, Kingston, New York 12401, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (845) 802-7900.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2020 and 2019 for certain executive officers, including our Chief Executive Officer (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus	Stock Awards(5)	Option Awards(5)	Non-Equity Incentive Plan Compensation(8)	All Other Compensation	Total
Barry B. Goldstein (1)	2020	$500,000	$-	$1,386,500(6)	$-	$-	$32,609 (9)	$1,919,109
Chief Executive Officer; Executive Chairman of the Board	2019	$636,500	$-	$-	$-	$-	$37,520 (10)	$674,020

Meryl S. Golden (2)	2020	$500,000	$73,646	$-	$-	$-	$23,400 (11)	$597,046
Chief Operating Officer	2019	$134,247	$ -	$-	$95,450(7)	$-	$6,277 (12)	$235,974

Victor J. Brodsky (3)	2020	$279,975	$-	$-	$43,451	$-	$269,269 (13)	$592,785
Chief Financial Officer	2019	$369,666	$-	$150,000	$-	$34,508	$22,042 (14)	$576,217

Benjamin Walden (4)	2020	$258,490	$-	$-	$31,560	$-	$108,847 (15)	$398,897
Executive Vice President and Chief Actuary, Kingstone Insurance Company	2019	$339,025	$-	$135,000	$-	$31,601	$11,200 (16)	$516,825
_________
 (1) Mr. Goldstein has served as our Chief Executive Officer since July 19, 2019 and Executive Chairman of the Board since January 1, 2019.  He previously served as Chief Executive Officer from March 2001 through December 31, 2018.

(2) Ms. Golden has served as our Chief Operating Officer since September 2019.

(3) Mr. Brodsky served as our Chief Financial officer until September 30, 2020.

(4) Mr. Walden served as Executive Vice President and Chief Actuary of our wholly-owned subsidiary, Kingstone Insurance Company (“KICO”), until September 30, 2020.

(5) Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in the Annual Report available electronically to our stockholders.

(6) In January 2020, Mr. Goldstein was granted an aggregate of 174,622 shares of restricted common stock under our 2014 Equity Participation Plan (the “2014 Plan”).  Such grant vested to the extent of 58,208 shares as of the first anniversary of the date of grant and vests to the extent of 58,207 shares as of each of the second anniversary of the date of grant and December 31, 2022.  See “Termination of Employment and Change-in-Control Arrangements – Barry B. Goldstein” below for a discussion of certain provisions relating to the restricted stock granted to Mr. Goldstein.

(7) In September 2019, Ms. Golden was granted a five-year option under the 2014 Plan for the purchase of 50,000 shares of common stock at an exercise price of $8.72 per share.  Such option became exercisable to the extent of 12,500 shares as of each of the date of grant and the first anniversary of the date of grant and will become exercisable to the extent of 12,500 shares as of each of the second and third anniversaries of the date of grant.  See “Termination of Employment and Change-in-Control Arrangements – Meryl S. Golden” below for a discussion of certain provisions relating to the options granted to Ms. Golden.

(8) Represents amounts earned pursuant to the KICO employee bonus plan for 2020 and 2019.

(9) Represents employer matching contributions under our deferred compensation plan of $11,909, employer matching contributions under our defined contribution plan of $8,700 and a car allowance of $12,000.

(10) Represents employer matching contributions under our deferred compensation plan of $17,025, employer matching contributions under our defined contribution plan of $8,495 and a car allowance of $12,000.

(11) Represents employer matching contributions under our defined contribution plan of $11,400 and a car allowance of $12,000.

(12) Represents employer matching contributions under our defined contribution plan of $3,077 and a car allowance of $3,200.

(13) Represents employer payments pursuant to agreement and general release totaling $155,969, consulting fees pursuant to agreement totaling $96,500, matching contributions under our deferred compensation plan of $1,722, employer matching contributions under our defined compensation plan of $9,628 and a car allowance of $5,400.

(14) Represents employer matching contributions under our deferred compensation plan of $4,090, employer matching contributions under our defined compensation plan of $10,752 and a car allowance of $7,200.

(15) Represents employer payments pursuant to agreement and general release totaling $87,729, consulting fees pursuant to agreement totaling $10,058, and employer matching contributions under our defined compensation plan of $11,060.

(16) Represents employer matching contributions under our defined contribution plan.

Employment Contracts
Barry B. Goldstein

•	Agreement in effect for the year ended December 31, 2019

On October 16, 2018, we entered into an amended and restated employment agreement with Mr. Goldstein which took effect as of January 1, 2019 and which was scheduled to expire on December 31, 2021 (the “Amended and Restated Goldstein Employment Agreement”). Pursuant to the Amended and Restated Goldstein Employment Agreement, Mr. Goldstein stepped down as our Chief Executive Officer on January 1, 2019 and was named Executive Chairman of the Board.

Pursuant to the Amended and Restated Goldstein Employment Agreement, Mr. Goldstein was entitled to receive an annual base salary of $636,500 for the calendar year 2019. In addition, Mr. Goldstein was eligible to receive an annual performance bonus equal to 3% of our consolidated income from operations before taxes, exclusive of our consolidated net investment income (loss) and net realized gains (losses) on investments. In addition, pursuant to the Amended and Restated Goldstein Employment Agreement, Mr. Goldstein was entitled to a long-term compensation (“LTC”)  payment (which was a continuation of the previous terms under Mr. Goldstein’s 2017 employment agreement with us) of between $945,000 and $2,835,000 based on a specified minimum increase in our adjusted book value per share (as defined in the Amended and Restated Goldstein Employment Agreement) as of December 31, 2019 as compared to December 31, 2016 (with the maximum LTC payment being due if the average per annum increase was at least 14%). Pursuant to the Amended and Restated Goldstein Employment Agreement, Mr. Goldstein was entitled to receive a grant, under the terms of our 2014 Equity Participation Plan (the “2014 Plan”), during the first 30 days of January 2020, with respect to a number of shares of restricted stock determined by dividing $436,500 by the fair market value of our common stock on the date of grant. The January 2020 grant was to vest with respect to 50% of the award on each of December 31, 2020 and December 31, 2021 based on the continued provision of services through the applicable vesting date. Also, pursuant to the Amended and Restated Goldstein Employment Agreement, Mr. Goldstein was entitled to receive a grant, under the 2014 Plan, during the first 30 days of 2021, with respect to a number of shares of restricted stock determined by dividing $236,500 by the fair market value of our common stock on the date of grant. The January 2021 grant was to vest on December 31, 2021 based on the continued provision of services through such date.  The above stock grant provisions were superseded by the provisions of the Second Amended and Restated Goldstein Employment Agreement as discussed below.

•	Agreement in effect as of January 1, 2020

On October 14, 2019, we entered into a second amended and restated employment agreement with Mr. Goldstein which took effect as of January 1, 2020 and expires on December 31, 2022 (the “Second Amended and Restated Goldstein Employment Agreement”).

Pursuant to the Second Amended and Restated Goldstein Employment Agreement, Mr. Goldstein is entitled to receive an annual base salary of $500,000 and an annual bonus equal to 6% of our consolidated income from operations before taxes, exclusive of our consolidated net investment income (loss), net unrealized gains (losses) on equity securities and net realized gains (losses) on investments, up to a maximum of 2.5 times his base salary.  In addition, pursuant to the Second Amended and Restated Goldstein Employment Agreement, Mr. Goldstein is entitled to receive an LTC payment of between $945,000 and $2,835,000 based on a specified minimum increase in our adjusted book value per share (as defined in the Second Amended and Restated Goldstein Employment Agreement) as of December 31, 2022 as compared to December 31, 2019 (with the maximum LTC payment being due if the average per annum increase is at least 14%).

Pursuant to the Second Amended and Restated Goldstein Employment Agreement, Mr. Goldstein received a grant, under the terms of the 2014 Plan, during January 2020, of a number of shares of restricted stock determined by dividing $1,250,000 by the fair market value of our common stock on the date of grant. The January 2020 grant vested with respect to one-third of the award on the first anniversary of the grant date and will vest with respect to one-third of the award on each of the second anniversary of the grant date and on December 31, 2022 based on the continued provision of services through the applicable vesting date.  Also pursuant to the Second Amended and Restated Goldstein Employment Agreement, Mr. Goldstein received a grant, under the terms of the 2014 Plan, during January 2021, of a number of shares of restricted stock determined by dividing $1,500,000 by the fair market value of our common stock on the date of grant.  The January 2021 grant will vest with respect to one-half of the award on each of the first anniversary of the grant date and on December 31, 2022 based on the continued provision of services through the applicable vesting date.  Further, pursuant to the Second Amended and Restated Goldstein Employment Agreement, Mr. Goldstein received in 2020 and 2021, and will be entitled to receive in 2022, a grant, under the terms of the 2014 Plan, of a number of shares of restricted stock determined by dividing $136,500 by the fair market value of our common stock on the date of grant.  The 2020 grant vested with respect to one-third of the award on the first anniversary of the grant date and will vest with respect to one-third of the award on each of the second anniversary of the grant date and on December 31, 2022 based on the continued provision of services through the applicable vesting date.  The 2021 grant will vest with respect to one-half of the award on each of the first anniversary of the grant date and on December 31, 2022 based on the continued provision of services through the applicable vesting date.  The 2022 grant will vest on December 31, 2022 based on the continued provision of services through such date.

See “Termination of Employment and Change-in-Control Arrangements – Barry B. Goldstein” below for a discussion of the provisions of the Second Amended and Restated Goldstein Employment Agreement with regard to payments due in the event of the termination of Mr. Goldstein’s employment.

Meryl S. Golden

We and Ms. Golden are parties to an employment agreement dated as of August 27, 2019 (as amended, the “Golden Employment Agreement”). Pursuant to the Golden Employment Agreement, which expires on December 31, 2022, Ms. Golden serves as our Chief Operating Officer and is entitled to receive an annual base salary of $500,000. In addition, pursuant to the Golden Employment Agreement and the 2014 Plan, in September 2019, Ms. Golden was granted an option to purchase 50,000 shares of common stock which vest to the extent of 12,500 shares on each of the date of grant and each of the first, second and third anniversaries of the date of grant. Further, pursuant to the Golden Employment Agreement and the 2014 Plan, in January 2021, Ms. Golden was granted 30,000 shares of restricted stock and is entitled to receive in January 2022 30,000 shares of restricted stock. Each such grant vests to the extent of 10,000 shares on each of the first, second and third anniversaries of the date of grant.

See “Termination of Employment and Change-in-Control Arrangements – Meryl S. Golden” below for a discussion of the provisions of the Golden Employment Agreement with regard to payments due in the event of the termination of Ms. Golden’s employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning exercisable and unexercisable stock options and unvested stock grants held by the above Named Executive Officers as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Barry B. Goldstein	-	-	-	-	174,622(1)	$1,161,236	-	$-

Meryl S. Golden	25,000	25,000(2)	$8.72	9/25/24	-	$-	-	$-

Victor J. Brodsky	-	26,064(3)	$7.99	1/27/25	2,327(4)	$15,475	-	$-
					7,288(5)	$48,465	-	$-

Benjamin Walden	7,000	-	$7.85	3/11/21	-	$-	-	$-
	-	19,207(6)	$7.88	2/7/25

____________________

(1) Such shares vested to the extent of 58,208 shares on January 3, 2021 and will vest to the extent of 58,207 shares on each of January 3, 2022 and 2023.

(2) Such option is exercisable to the extent of 12,500 shares on each of September 25, 2021 and 2022.

(3) Such option is exercisable on January 27, 2022.

(4) Such shares vested on February 22, 2021.

(5) Such shares vested to the extent of 3,644 shares on April 10, 2021 and will vest to the extent of 3,644 shares on April 10, 2022.

(6) Such option is exercisable on February 7, 2022.

Termination of Employment and Change-in-Control Arrangements
Barry B. Goldstein

Pursuant to the Second Amended and Restated Goldstein Employment Agreement, in the event that Mr. Goldstein's employment is terminated by us without cause or he resigns for good reason (each as defined in the Second Amended and Restated Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary, bonus and LTC payment for the remainder of the term.  In addition, in the event of Mr. Goldstein’s death, his estate would be entitled to receive his base salary, accrued bonus and accrued LTC payment through the date of death.  Further, in the event that Mr. Goldstein’s employment is terminated by us without cause or he resigns for good reason, or, in the event of the termination of Mr. Goldstein’s employment due to disability or death, Mr. Goldstein’s granted but unvested restricted stock awards will vest.

Mr. Goldstein would be entitled to receive, under certain circumstances, a payment equal to 3.82 times his then annual salary, the target LTC payment of $1,890,000 and his accrued bonus in the event of the termination of his employment within eighteen months following a change of control of our company.

Meryl S. Golden

Pursuant to the Golden Employment Agreement, in the event that Ms. Golden’s employment is terminated by us without cause or she resigns for good reason (each as defined in the Golden Employment Agreement), Ms. Golden would be entitled to receive her annual base salary for the remainder of the term or for twelve months, whichever is sooner.  In addition, pursuant to the 2014 Plan, in the event of a termination of employment due to the death or disability of Ms. Golden or following a change of control of our company, the option and stock grants scheduled to vest on the next vesting date following such event shall vest under certain circumstance notwithstanding such event.  Further, in the event that Ms. Golden’s employment is terminated by us without cause or she resigns for good reason, Ms. Golden’s granted but unvested restricted stock awards will vest.

Ms. Golden would be entitled to receive, under certain circumstances, a payment equal to 1.5 times her then annual base salary in the event of the termination of her employment within eighteen months following a change in control of our company.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Total

William L. Yankus	$ 90,000	$ 40,000	$-	$ 130,000
Floyd R. Tupper	$ 85,000	$ 40,000	$-	$ 125,000
Carla A. D’Andre	$ 75,000	$ 40,000	$-	$ 115,000
Timothy P. McFadden	$ 75,000	$ 40,000	$-	$ 115,000

__________________

(1) Amounts reflect the aggregate grant date fair value of grants made in the fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in the Annual Report available electronically to our stockholders.

The aggregate number of unvested restricted stock awards outstanding as of fiscal year end for each non-employee director is as follows:

Name	Unvested Restricted Stock Awards (#)

Floyd R. Tupper	5,704
William L. Yankus	5,704
Carla A. D’Andre	5,704
Timothy P. McFadden	5,303

Effective January 1, 2021, our non-employee directors are entitled to receive annual compensation for their services as directors as follows:

● $63,000;
● an additional $25,000 for service as audit committee chair, an additional $20,000 for service as compensation committee chair, an additional $10,000 for service as investment committee chair, and an additional $15,000 for service as chair of other committees; and
● $40,000 of our common stock determined by the closing stock price on the first business day of the year, which vest on the first anniversary of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 17, 2021 regarding the beneficial ownership of our shares of common stock by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each present director, (iii) each Named Executive Officer and (iv) all of our present executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 15 Joys Lane Kingston, New York	715,908(1)	6.7%

Floyd R. Tupper	73,422(2)	*

Victor J. Brodsky	41,223(3)	*

Meryl S. Golden	25,000(4)	*

Benjamin Walden	24,881	*

William L. Yankus	23,791	*

Carla A. D’Andre	21,941(5)	*

Timothy P. McFadden	21,586(6)	*

The TCW Group, Inc. on behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, California	958,423(7)	9.0%

Michael Doak Griffin Highline Capital LLC 4514 Cole Avenue Dallas, Texas	595,238(8)	5.6%

All executive officers and directors as a group (7 persons)	881,648(1)(2)(4)(5)(6)	8.2%

* Less than 1%.

(1)
The information regarding Mr. Goldstein is based solely on publicly available information filed with the SEC. Includes (i) 73,168 shares of common stock owned by Mr. Goldstein's wife and (ii) 15,000 shares held in a retirement trust for the benefit of Mr. Goldstein. Mr. Goldstein has sole voting and dispositive power over 642,740 shares of common stock and shared voting and dispositive power over 73,168 shares of common stock.  The inclusion of the shares owned by Mr. Goldstein's wife and the retirement trust shall not be construed as an admission that Mr. Goldstein is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(2)
Includes (i) 32,395 shares owned by Mr. Tupper’s wife (ii) 6,675 shares held in a retirement trust for the benefit of Mr. Tupper and (iii) 810 shares held in a retirement trust for the benefit of Mr. Tupper's wife. Mr. Tupper has sole voting and dispositive power over 40,217 shares of common stock and shared voting and dispositive power over 33,205 shares of common stock.  The inclusion of the shares owned by Mr. Tupper's wife and the retirement trusts for the benefit of Mr. Tupper and his wife shall not be construed as an admission that Mr. Tupper is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(3)	Includes 3,645 shares issuable upon the vesting of restricted stock within 60 days.

(4)	Represents shares issuable upon the exercise of options that are exercisable currently.

(5)
Includes (i) 1,400 shares held in a retirement trust for the benefit of Ms. D’Andre and (ii) 10,000 shares held in a retirement trust for the benefit of Ms. D’Andre’s husband.  Ms. D’Andre has sole voting and dispositive power over 11,941 shares of common stock and shared voting and dispositive power over 10,000 shares of common stock.  The inclusion of the shares owned by the retirement trust for the benefit of Ms. D'Andre’s husband shall not be construed as an admission that Ms. D’Andre is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(6)	Includes 265 shares issuable upon the vesting of restricted stock within 60 days.

(7)
The information regarding The TCW Group, Inc. on behalf of the TCW Business Unit is based solely on Schedule 13G/A filed by such reporting person with the SEC on February 8, 2021 (the “TCW 13G/A”).  According to the TCW 13G/A, such reporting person has shared voting and dispositive power over the 958,423 shares of common stock.

(8)
The information regarding Michael Doak (“Doak”) and Griffin Highline Capital LLC (“Griffin”) is based solely on a Schedule 13D filed by such reporting persons with the SEC on February 11, 2021 (the “Doak/Griffin 13D”). According to the Doak/Griffin 13D, each of Doak and Griffin has shared voting and dispositive power over the 595,238 shares of common stock.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information as of December 31, 2020 with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance, aggregated as follows:

●  All compensation plans previously approved by security holders; and
●  All compensation plans not previously approved by security holders.

EQUITY COMPENSATION PLAN INFORMATION
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	119,966	$8.26	843,316(1)

Equity compensation plans not approved by security holders	-	-	-

Total	119,966	$8.26	843,316
(1)	Includes 370,964 shares reserved for issuance pursuant to unvested restricted stock grants.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dale A. Thatcher

In connection with the separation from employment of Dale Thatcher as our Chief Executive Officer and President in July 2019 (the “Thatcher Separation Date”), we entered into an Agreement and General Release (the “Thatcher Separation Agreement”) with Mr. Thatcher.  Pursuant to the Thatcher Separation Agreement, we agreed to provide the following payments and benefits to Mr. Thatcher in full satisfaction of all payments and benefits and other amounts due to him under the terms of his employment agreement with us (and the related KICO employment agreement) upon his separation from employment: (i) $381,111 (representing the amount of base salary he would have received had he remained employed through March 31, 2020), (ii) $5,000 in full satisfaction of any bonus payments payable under his employment agreement (and related KICO employment agreement), (iii) continuing group health coverage commencing on the Thatcher Separation Date and ending on March 31, 2020; and (iv) continued vesting of all stock awards previously granted to Mr. Thatcher in his capacity as an executive officer but which were unvested as of the Thatcher Separation Date.  Effective January 27, 2021, we entered into an agreement (the “Relinquishment Agreement”) with Mr. Thatcher.  Pursuant to the Relinquishment Agreement, Mr. Thatcher relinquished his right to receive 14,077 unissued Shares which vested on January 1, 2021, the right to receive 11,905 Shares which were scheduled to vest on March 14, 2021 and the right to receive 14,076 Shares which were scheduled to vest on January 1, 2022 in full consideration of the payment by the Company of an aggregate of $280,406.

In addition, we agreed to provide Mr. Thatcher with a severance payment of $20,000 in consideration for a release.  Pursuant to the Thatcher Separation Agreement, Mr. Thatcher agreed that, for a period of three years following the Thatcher Separation Date, he shall not accept any operating executive role with another property and casualty insurance company.

Victor Brodsky

In connection with the cessation of employment of Victor Brodsky as our Chief Financial Officer effective September 30, 2020 (the “Brodsky Separation Date”), we entered into an Agreement and General Release (the “Brodsky Separation Agreement”) with Mr. Brodsky.  Pursuant to the Brodsky Separation Agreement, we agreed to provide the following payments and benefits to Mr. Brodsky in full satisfaction of all payments and benefits and other amounts due to him upon his cessation of employment: (i) $155,969 (representing five months of base salary); (ii) continuing group health coverage commencing on October 1, 2020 and ending no later than February 28, 2021; and (iii) continued vesting of all granted but unvested stock and option awards as if Mr. Brodsky had remained in our employ.

Benjamin Walden

In connection with the cessation of employment of Benjamin Walden as Executive Vice President and Chief of Actuary of KICO effective September 30, 2020 (the “Walden Separation Date”), we entered into an Agreement and General Release (the “Walden Separation Agreement”) with Mr. Walden.  Pursuant to the Walden Separation Agreement, we agreed to provide the following payments and benefits to Mr. Walden in full satisfaction of all payments and benefits and other amounts due to him upon his cessation of employment: (i) an amount equal to the base salary he would have received had he remained employed through November 30, 2020 (with an extension thereof to December 31, 2020 under certain circumstances); (ii) continuing group health coverage commencing on the Walden Separation Date and ending no later than December 31, 2020; and (iii) the grant to Mr. Walden of an option to purchase 19,207 shares of common stock, which option vests two years from the date of grant.

Other

The daughter of Barry Goldstein, Amanda Goldstein, is employed as our Investor Relations Director and serves as Vice President of Cosi Agency, Inc., one of our subsidiaries. For the fiscal year ended December 31, 2020, she earned $172,191 in compensation.

Related Party Transactions

Due to the infrequency of related party transactions, we have not formally adopted procedures for the review of, or standards for approval of, such transactions; however, our Board of Directors (or a designated committee thereof) will review related party transactions on a case-by-case basis.

PROPOSAL 1:  ELECTION OF DIRECTORS

Six directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (six) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All of the nominees are currently members of our Board of Directors.  The following table sets forth each nominee’s age as of June 17, 2021, the positions and offices presently held by him or her with us, and the year in which he or she became a director.  The Board of Directors recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	68	Chief Executive Officer, President, Executive Chairman of the Board and Director	2001
Meryl S. Golden	61	Chief Operating Officer and Director	2020
Floyd R. Tupper	66	Secretary and Director	2014
William L. Yankus	61	Director	2016
Carla A. D’Andre	65	Director	2017
Timothy P. McFadden	59	Director	2018

Barry B. Goldstein
Mr. Goldstein has served as our Chief Executive Officer and President, as well as Chief Executive Officer and President of Kingstone Insurance Company, our wholly-owned New York property and casualty insurer (“KICO”), since July 19, 2019.  He previously served as our Chief Executive Officer, President and Chairman of the Board from March 2001 through December 31, 2018 and as Chief Executive Officer and President of KICO from January 2012 through December 31, 2018.  Mr. Goldstein has served as our Executive Chairman of the Board since January 1, 2019 and as one of our directors since March 2001. He served as our Chief Financial Officer from March 2001 to November 2007 and as our Treasurer from May 2001 to August 2013.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of KICO. He has served as Chairman of its Executive Committee since October 2019 (having previously served in such capacity from 2006 to 2018). Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008.   He was Treasurer of KICO from March 2010 through September 2010. Effective July 1, 2009, we acquired a 100% equity interest in KICO. Mr. Goldstein is a certified public accountant (inactive).  Mr. Goldstein received his B.A. degree and M.B.A. from State University of New York at Buffalo. We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his executive-level service with KICO since 2006, give him the qualifications and skills to serve as one of our directors.

Meryl S. Golden

Ms. Golden has served as our Chief Operating Officer since September 2019 and as one of our directors since March 2020.  She has also served as Chief Operating Officer, a director and a member of the Executive Committee of KICO since September 2019.  Ms. Golden has over 25 years of experience in the insurance industry.  She served as Northeast General Manager of Progressive Insurance from 2000 to 2004 (having served as Connecticut General Manager at Progressive from 1996 to 2000).  Ms. Golden was Senior Vice President/General Manager at Liberty Mutual from 2005 to 2007.  From 2007 to 2009, she was a Management Committee advisor to Bridgewater Associates, a hedge fund.  Ms. Golden served as General Manager of North America for Earnix, a banking and insurance software company, from 2010 to 2018 and was Sales Manager, Insurance Solutions for Arity, a mobility and data analytics company founded by Allstate, from 2018 until September 2019.  Ms. Golden received her B.S. degree in Accounting from the Wharton School of the University of Pennsylvania and her M.B.A. in Marketing and Finance from the University of Chicago.  We believe that Ms. Golden’s executive level experience in the insurance industry gives her the qualifications and skills to serve as one of our directors.

Floyd R. Tupper

Mr. Tupper is a certified public accountant in New York City. For over 30 years, Mr. Tupper has counseled high-net worth individuals by creating tax planning strategies to achieve their goals as well as those of their families. He has also helped small businesses by developing business strategies to meet their current and future needs. He began his career in public accounting with Ernst & Young LLP prior to becoming self-employed. Mr. Tupper holds an M.B.A. in Taxation from the New York University Stern School of Business and a B.S. degree from New York University. Mr. Tupper served as a director of KICO from 2006 to 2018 and has served as Chairman of its Audit Committee since 2006. From 1990 until 2010, Mr. Tupper served as a Trustee of The Acorn School in New York City. He was also a member of the school’s Executive Committee and served as its Treasurer from 1990 to 2010. Mr. Tupper is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.  He has served as one of our directors and Chairman of our Audit Committee since June 2014 and as our Secretary since June 2015. We believe that Mr. Tupper’s accounting experience, as well as his service on the Board of KICO (including his service as Chairman of its Audit Committee), give him the qualifications and skills to serve as one of our directors.

William L. Yankus

Mr. Yankus brings to the Board over 30 years’ experience in the insurance industry.  Since September 2015, Mr. Yankus has provided insurance-related consulting services through Pheasant Hill Advisors, LLC.  From 2011 to 2015, he was Managing Director – Investment Banking at Stern Agee where he focused on small and mid-sized insurers.  Mr. Yankus served as Managing Director-Insurance Research at Fox-Pitt, Kelton from 1993 to 2009 and then as Head of Insurance Research at its successor, Macquerie, from 2009 to 2010.  Mr. Yankus served as Vice President, Insurance Research at Conning & Company from 1985 to 1993.  He completed the CFA program in 1989 and passed the CT uniform CPA exam in 1984.  Mr. Yankus has served as one of our directors since March 2016, Chairman of our Compensation Committee since April 2017 and Chairman of our Investment Committee since February 2020.  He received his B.A. degree in Economics and Accounting from The College of the Holy Cross. We believe that Mr. Yankus’ executive level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Carla A. D’Andre

Ms. D’Andre has more than 40 years of experience in the insurance industry. Since 2009, Ms. D’Andre has been Chairman, CEO and President of D’Andre Insurance Group, Inc., which she co-founded. D’Andre Insurance Group, Inc. is the parent of two independent insurance agencies. Prior to co-founding D’Andre Insurance Group, Ms. D’Andre held executive-level roles at several companies in the insurance industry, including Executive Vice President, Head – Global Corporate Practice and Member – Partner’s Council at Willis Group Holdings plc, a multinational risk advisor, insurance brokerage and reinsurance brokerage company; Managing Director and Strategic Account Manager at AON Risk Services, a global provider of risk management solutions; Chief Operating Officer at XL Capital’s insurance and technology start-up firm, Inquis Logic Inc.; Member of Senior Management and Managing Director of Swiss Re New Markets and Director of Alternative Markets at Swiss ReAmerica, affiliates of Swiss Reinsurance Company Ltd, a global reinsurance company; Senior Vice President of Sedgwick North America, an insurance brokerage firm; and Vice President of Johnson & Higgins, an insurance brokerage firm. Ms. D’Andre serves in senior capacities in several insurance industry groups. In January 2019 she was elected by her peers to a three-year term as a member of The Institutes’ CPCU Society Leadership Council. She also serves as a member of the Executive Advisory Council of St. John’s University School of Risk Management, Insurance and Actuarial Science. She has served as one of our directors since May 2017 and currently serves as Chair of our Finance Committee. Ms. D’Andre has an M.B.A. from Pace University’s Lubin School of Business and a B.B.A. degree from St. John’s University’s School of Risk Management, Insurance and Actuarial Science. We believe that Ms. D’Andre’s extensive experience in multiple capacities in the insurance industry gives her the qualifications and skills to serve as one of our directors.

Timothy P. McFadden

Mr. McFadden has more than 29 years of experience in the insurance industry. Since 2012, Mr. McFadden has served as CEO and President of State Farm Indemnity Auto Insurance Company and Senior Vice President of State Farm Insurance, Eastern Market Area. Since 2015, he has also served as CEO and President of State Farm Florida Fire Company. Mr. McFadden served as Senior Vice President of State Farm Insurance Companies, Southern Zone from 2008 to 2011 and Senior Vice President of State Farm Insurance Companies, Southern & Mid Atlantic Zones from 2011 to 2013.  Prior to joining the insurance industry, he was a Captain in the United States Army.  Mr. McFadden is a member of Stetson University’s College of Law Board of Overseers.  He formerly served as a member of the Board of State Farm Indemnity Auto Insurance Company, Local Initiatives Support Corporation, American College Ethics Board, State Farm Florida Fire Company, Top Layer Reinsurance and Florida Council of 100. Mr. McFadden received his B.S. degree from the United States Military Academy at West Point and his J.D. from Stetson College of Law. He also completed the General Management Program at Harvard Business School and received his Chartered Life Underwriter Designation from The American College of Financial Services. Mr. McFadden has served as one of our directors and Chair of our Nominating and Corporate Governance Committee since August 2018.  We believe that Mr. McFadden's executive level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and our internal financial and accounting controls,

•	oversee the appointment, compensation and retention of, and the work performed by, any independent public accountants engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate:

◾	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and

◾	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Tupper, Yankus and McFadden.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

  Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members, selecting director nominees to be presented for Board and/or stockholder approval, identifying members of the Board to serve on each Board committee, and developing corporate governance guidelines.

The members of the Nominating and Corporate Governance Committee currently are Messrs. McFadden and Tupper and Ms. D’Andre. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

The Nominating and Corporate Governance Committee considers, among other things, diversity of background, experience, skills, expertise, personal and professional integrity, character, business judgment, time availability and conflicts of interest in evaluating prospective Board members.   The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee ensure that the initial list of candidates from which new independent director nominees are chosen by the Board include at least one candidate who is a person of color and one candidate who is female.  The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  The Nominating and Corporate Governance Committee evaluates all candidates based upon the considerations discussed above, as well as ‘independence’ (for purposes of compliance with the rules of the SEC and the NASDAQ Marketplace Rules).  After conducting an initial evaluation of a prospective nominee, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management.  If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate's nomination and election.  At this time, except as discussed above, the Nominating and Corporate Governance Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.  The Board has determined that no independent director will serve for more than a total of 20 years in that capacity, unless otherwise determined by the Board, and that any independent director who reaches age 75 while serving as a director must retire from the Board effective at the end of his or her then current term, unless otherwise determined by the Board.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees.  The responsibilities and duties of the Compensation Committee include the following:

•	review and approve the compensation of our Chief Executive Officer,

•	make recommendations to our Board regarding the compensation of all other executive officers,

•
review, and make recommendations to our Board regarding, incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by our stockholders, which includes the ability to adopt, amend and terminate such plans,

•
administer our incentive compensation plans and equity-based plans, including designating the employees to whom awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan,

•
review, and make recommendations to our Board regarding, employment agreements and severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our Chief Executive Officer and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans,

•	review, and make recommendations to our Board regarding, all employee benefit plans, which includes the ability to adopt, administer, amend and terminate such plans,

•	review director compensation for service on our Board and Board committees and recommend any changes to our Board.

The members of the Compensation Committee currently are Messrs. Yankus and Tupper and Ms. D’Andre.  Our Board has adopted a written charter for the Compensation Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers.  The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight.  Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since January 2019, Barry B. Goldstein has served as our Executive Chairman of the Board, having served from 2001 through 2018 as our Chairman of the Board.  Mr. Goldstein served as our Chief Executive Officer from 2001 through 2018 and has served in such capacity since July 2019.  We do not currently have a lead independent director.  At this time, our Board of Directors believes that Mr. Goldstein’s combined role as Chief Executive Officer and Executive Chairman of our Board enables us to benefit from Mr. Goldstein’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost.  Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of the Company as of December 31, 2020 and for the years ended December 31, 2020 and 2019, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management.  The Audit Committee also discussed with Marcum LLP (“Marcum”), our outside auditors, the matters required to be discussed by Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect.

The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Floyd R. Tupper
William L. Yankus
Timothy P. McFadden

Meetings

Our Board of Directors held thirteen meetings during the fiscal year ended December 31, 2020.

The Audit Committee of the Board of Directors held nine meetings during the fiscal year ended December 31, 2020.

The Nominating and Corporate Governance Committee of the Board of Directors held two meetings during the fiscal year ended December 31, 2020.

The Compensation Committee of the Board of Directors held two meetings during the fiscal year ended December 31, 2020.

During 2020, all of our then directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of the meetings of the committees of the Board on which they served, except that Jay M. Haft, who retired as a director in April 2020, attended one of the four Board meetings that occurred in 2020 while he was a director.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders.  However, all directors are encouraged to attend.  Each of our directors was in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Tupper is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.  Mr. Tupper is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common stock and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees.  We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2020.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2020, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them ,except that Victor Brodsky, formerly our Chief Financial Officer and Treasurer, filed one Form 4 late, reporting two transactions, Richard Swartz, our Chief Accounting Officer, filed his Form 3 late and filed two Forms 4 late, reporting a total of three transactions, and Mr. Goldstein filed a Form 5 late, reporting one gift transaction.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Floyd R. Tupper, William L. Yankus, Carla A. D’Andre, Timothy P. McFadden and Meryl S. Golden. Our board of directors has determined that each of Messrs. Tupper, Yankus and McFadden and Ms. D’Andre is independent under applicable Nasdaq listing standards and federal securities rules and regulations.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Tupper, Yankus and McFadden, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

Nominating and Corporate Governance Committee

The members of our Board’s Nominating and Corporate Governance Committee currently are Messrs. McFadden and Tupper and Ms. D’Andre, each of whom is independent under applicable Nasdaq listing standards and federal securities rules and regulations on independence.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Yankus and Tupper and Ms. D’Andre, each of whom is independent under applicable Nasdaq listing standards and federal securities rules and regulations on independence.

Recommendation

The Board of Directors recommends a vote FOR all nominees.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Marcum LLP as our independent registered public accounting firm to examine our financial statements for the year ending December 31, 2021.

Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is a matter of good corporate practice.  If stockholders do not ratify the selection, the Audit Committee may reconsider whether or not to retain Marcum, but may still determine to retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum has served as our independent registered public accountants with respect to each fiscal year since the year ended December 31, 2013.

It is not expected that a representative of Marcum will attend the meeting.

The following is a summary of the fees billed to us by Marcum LLP, our independent auditors, for professional services rendered for the fiscal years ended December 31, 2020 and 2019.
Fee Category	Fiscal 2020 Fees	Fiscal 2019 Fees
Audit Fees(1)	$241,535	$306,940
Tax Fees(2)	$-	$-
Audit-Related Fees(3)	$-	$-
All Other Fees(4)	$-	$-
	$241,535	$306,940

(1) Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services provided in connection with other statutory or regulatory filings.
(2) Marcum did not provide any tax services during the fiscal year.
(3) Marcum did not provide any “Audit-Related” services during the fiscal year.
(4) Marcum did not provide any other services during the fiscal year.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Substantially all of the fees shown above were pre-approved by the Audit Committee.
Vote Required

The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL 3:  APPROVAL OF THE KINGSTONE COMPANIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

We are seeking your vote to approve the Kingstone Companies, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved and adopted by our Board on June 19, 2021, subject to approval by the stockholders at the Annual Meeting, and will become effective upon receiving stockholder approval at the Annual Meeting.

The purpose of the ESPP is to provide eligible employees of the Company and certain of its subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 750,000 shares, subject to adjustment as provided for in the ESPP. The share pool for the ESPP represents 7.0% of the total number of shares of our common stock outstanding as of June 17, 2021. In determining the number of shares to reserve for the ESPP, our Board of Directors considered the potential dilutive impact to stockholders and the anticipated employee participation rate in the ESPP.

The following statements include summaries of material terms of the ESPP.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the ESPP, a copy of which is available at our offices and has been filed with this proxy statement as Appendix A.

Authorized Shares

Subject to adjustment as provided in the ESPP, a total of 750,000 shares of our common stock will be made available for sale under the ESPP. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to our stockholders other than normal cash dividends, an automatic adjustment will be made in a manner that complies with Section 423 of the Code in the number and kind of shares as to which outstanding options then unexercised will be exercisable, in the available shares reserved for sale under the ESPP, and in the purchase period limit, in order to maintain the proportionate interest of the participants before and after the event.

As of June 17, 2021, the closing price of our common stock on the Nasdaq Stock Market was $8.21 per share.

Plan Administration

Our Board or any committee designated by the Board (the “Administrator”) will administer the ESPP, and will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility to participate, subject to the conditions of the ESPP.

Eligibility

Generally, employees of the Company and any of its designated subsidiaries are eligible to participate in the ESPP, subject to the procedural enrollment and other requirements in the ESPP. However, pursuant to the ESPP, the following employees will not be eligible to participate: (i)  employees have not completed at least one year of service since their last hire date, (ii) employees who customarily work not more than twenty hours per week, and (iii) employees who customarily work not more than five months per calendar year.

No employee may be granted options to purchase shares of our common stock under the ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our common stock under all of our employee stock purchase plans (as defined in Section 423 of the Code) that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year.

As of June 17, 2021, approximately 71 employees would be eligible to participate in the ESPP.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of our common stock on the last day of such offering period. The Administrator will determine the length of the offering periods which will not exceed 27 months. If the ESPP is approved at the Annual Meeting, it is anticipated that the first offering period will commence during 2021.

Contributions

The ESPP permits each participant to purchase shares of our common stock through payroll deductions of up to 15% of his or her eligible compensation; provided, however, that a participant may not purchase more than 5,000 shares of our common stock during each offering period, subject to adjustment as provided in the ESPP. No interest will accrue on a participant’s contributions to the ESPP. A participant may decrease (but not increase) the rate of his or her contributions once per offering period. A participant’s payroll deduction authorization will remain in effect for subsequent offering periods unless the participant’s participation in the ESPP terminates or the participant withdraws from an offering period, as described below.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of our common stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price; provided, however, that a participant may not purchase more than 5,000 shares of our common stock during each offering period, subject to adjustment as provided in the ESPP. No fractional shares of our common stock will be purchased. Any contributions accumulated in a participant’s account which are not sufficient to purchase a full share of our common stock will be refunded to the participant, without interest.

Until otherwise determined by the Administrator, the purchase price of the shares during each offering period will be 85% of the lower of (i) the fair market value per share of our common stock on the first trading day of each offering period or (ii) the fair market value per share of our common stock on the last trading day the offering period (which we refer to as the “purchase date”).

Withdrawals; Termination of Employment

A participant may end his or her participation at any time during an offering period and all, but not less than all, of his or her accrued contributions not yet used to purchase shares of our common stock will be returned to him or her, as soon as administratively practicable. If a participant withdraws from an offering period, he or she must re-enroll in the ESPP in order to re-commence participation in a subsequent offering period.

If a participant ceases to be an eligible employee for any reason, he or she will be deemed to have elected to withdraw from the ESPP and his or her contributions not yet used to purchase shares of our common stock will be returned to him or her, as soon as administratively practicable.

Stockholder Rights

No participant will have any voting, dividend, or other stockholder rights with respect to shares of common stock subject to any option granted under the ESPP until such shares have been purchased and delivered to the participant.

Non-Transferability

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) his or her rights with regard to options granted under the ESPP or contributions credited to his or her account.

Corporate Transactions

The ESPP provides that, in the event of a reorganization, merger, or consolidation of the Company with one or more corporations or other entities in which the Company is not the surviving entity (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation or other entity, a successor corporation or other entity may assume or substitute each outstanding option. If the successor corporation or other entity refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened, and a new purchase date will be set. The Company will notify each participant that the purchase date has been changed and that the participant’s option will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination

The Administrator, in its sole discretion, may amend, suspend, or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the Administrator, in its discretion, may elect to terminate the outstanding offering period either immediately or upon completion of the purchase of shares of our common stock on the next purchase date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit the offering period to expire in accordance with its terms. If the offering period is terminated prior to expiration, all amounts then credited to participants’ accounts that have not been used to purchase shares of our common stock will be returned to the participants as soon as administratively practicable.

The Administrator may change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, permit contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion are advisable and are consistent with the ESPP. Such modifications will not require stockholder approval or the consent of any ESPP participants.

In addition, if the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Administrator may, in its discretion, and, to the extent necessary or desirable, modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. Such modifications or amendments will not require stockholder approval or the consent of any ESPP participants.

In the event the stockholders approve the ESPP at the Annual Meeting, it will automatically terminate on August 10, 2031, unless terminated earlier by the Administrator.

Certain Federal Income Tax Effects

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit from those deductions.

The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code. Under these provisions, a participant will not recognize taxable income until he or she sells or otherwise disposes of the shares purchased under the ESPP. If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date (i.e., the first day of the offering period) and more than one year from the date the stock is purchased, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the shares at the time of disposition, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds shares at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the shares at the time of death, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. The Company will not be allowed a deduction if the holding period requirements are satisfied.

If a participant disposes of shares prior to the expiration of two years from the date of grant or one year from the date the stock is purchased, then the participant is deemed to have a disqualifying disposition and must treat as ordinary income the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to such shares. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant in a disqualifying disposition.

New Plan Benefits

As of the date of this proxy statement, no employee has been granted any options under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s executive officers and employees are not determinable at this time.

Vote Required

The approval of the Kingstone Companies, Inc. 2021 Employee Stock Purchase Plan requires the affirmative vote of stockholders who hold a majority of our shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the Kingstone Companies, Inc. 2021 Employee Stock Purchase Plan.

PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.

The compensation structure established by our Compensation Committee is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited us over time.

We are requesting stockholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. Because the stockholder vote is advisory, it is not binding on us or our Board of Directors. However, our Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the stockholder votes on this “say-on-pay” proposal and consider whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.

We are asking our stockholders to indicate their support for our named executive officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”

Vote Required

The affirmative vote of the stockholders who hold a majority of our shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of this proposal.

Recommendation

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Kingston, New York by March 2, 2022 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of stockholders.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed by more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year.  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

•	the name and address of the stockholder proposing such business;

•	the class and number of our shares which are beneficially owned by such stockholder; and

•	any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to stockholders, or

•	the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residential addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and

•	the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 15 Joys Lane, Kingston, New York 12401.  The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3 and 4 in the notice.  However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Barry B. Goldstein
Chief Executive Officer

Kingston, New York
June 30, 2021

Appendix A

Employee Stock Purchase Plan

KINGSTONE COMPANIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide  Eligible Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the Plan will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2. Definitions.
(a) "Administrator" means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b) "Applicable Laws" means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.
(c) "Board" means the Board of Directors of the Company.
(d) "Code" means the U.S. Internal Revenue Code of 1986, as amended.
(e) "Committee" means the Compensation Committee of the Board.
(f) "Common Stock" means the common stock of the Company.
(g) "Company" means Kingstone Companies Inc., a Delaware corporation, or any successor thereto.
(h) "Compensation" shall be defined from time to time by the  Administrator in its sole discretion with respect to any Offering Period. Except as otherwise defined by the  Administrator from time to time in its sole discretion, "Compensation" means the pre-tax regular base wages paid to such Eligible Employee by the Company prior to reductions for pre-tax contributions made to plan or salary reduction contributions to a plan excludable from income under Sections 125 or  401(k) of the Code. Except as otherwise determined by the  Administrator, "Compensation" does not include: (1) any bonuses or commissions, (2) overtime pay, (3) any amounts contributed by the Company to any pension plan, (4) any automobile or relocation allowances (or reimbursement for any such expenses), (5) any amounts realized from the exercise of any stock options or other equity incentive awards, (6) any amounts paid by the Company for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (7) other similar forms of extraordinary compensation.
(i) "Contributions" means the payroll deductions used to fund the exercise of options granted pursuant to the Plan.
(j) "Designated Company" means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. As of the Effective Date,  the Subsidiaries listed on Exhibit A hereto are each a Designated  Company.
(k) "Designated Percent" means the percentage of Fair Market Value determined by the Administrator for purposes of determining the Purchase Price.
(l) "Effective Date" means the date that the Company's stockholders approve the Plan.
(m) "Eligible Employee" means any  employee providing services to the Company or a Designated Company, unless such employee is a member of a group or classification (as described in (i) through (iii) below) that is specifically excluded from participation as provided for below. The definition of Eligible Employee will not include an individual if he or she: (i) has not completed at least one (1) year of service since his or her last hire date; (ii) customarily works not more than twenty (20) hours per week; or (iii) customarily works not more than five (5) months per calendar year.
(n) "Employer" means the employer of the applicable Eligible Employee(s).
(o) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(p) "Fair Market Value" means, as of any date and unless the Administrator determines otherwise, the closing sales price for the Common Stock as quoted on the Nasdaq Stock Market on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with the above on the immediately preceding business day, unless otherwise determined by the Administrator.
(q) "Maximum Share Amount" means the maximum number of  shares of Common Stock that a Participant may purchase on any given Purchase Date, as determined by the  Administrator in its sole discretion. Until specified otherwise by the  Administrator, the Maximum Share Amount shall be five thousand (5,000) shares of Common Stock, subject to adjustment pursuant to Section 19(a).
(r) "New Purchase Date" means a new Purchase Date if the Administrator shortens any Offering Period then in progress.
(s) "Offering" means an offer under the Plan of an option that may be exercised during an Offering Period.
(t) "Offering Date" means the first Trading Day of each Offering Period.
(u) "Offering Periods" means the period of time during which offers to purchase Common Stock are outstanding under the Plan. The  Administrator shall determine the length of each Offering Period, which need not be uniform; provided, that no Offering Period shall exceed twenty-seven (27) months in length. Offering Periods may be consecutive or overlapping. No voluntary payroll deductions shall be solicited until after the effective date of a registration statement on Form S-8 filed under the Securities Act covering the shares to be issued under the Plan.
(v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
(w) "Participant" means an Eligible Employee that participates in the Plan.
(x) "Plan" means this Kingstone Companies, Inc. Employee Stock Purchase Plan.
(y) "Purchase Date" means the last Trading Day of the Offering Period.
(aa) "Purchase Price" means the Designated Percent of the Fair Market Value of a share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower. Unless otherwise determined by the Administrator, the Designated Percent for purposes of the foregoing sentence is eighty-five percent (85%). The Administrator may change the Designated Percent for any Offering Period, but in no event shall the Designated Percent be less than eighty-five percent (85%).
(bb) "Securities Act" means the Securities Act of 1933, as amended from time to time.
(cc) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.
(dd) "Trading  Day" means a day on which the Nasdaq Stock Market is open for trading.
(ee) "U.S. Treasury Regulations" means the Treasury regulations of the Code.
3. Eligibility.
(a) Offering  Periods. Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the U.S. Treasury Regulations  thereunder.
4. Offering Periods. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) without stockholder approval. Any such change shall be announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5. Participation. An Eligible Employee may participate in the Plan by (i) submitting to the  Administrator (or its designee), on or before a date determined by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.
6. Contributions.
(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions made on each pay day during the Offering Period in an amount, expressed in one percent (1%) increments, that equals not less than one percent (1%) nor more than fifteen percent (15%)  of the Participant’s Compensation  during the Offering Period. A Participant's subscription agreement will remain in effect for successive Offering Periods unless terminated as provided for in Section 10.
(b) Payroll deductions for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Purchase Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided for in Section 10.
(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only.
(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10. A Participant may decrease (but not increase) the rate of his or her Contributions during an Offering Period by delivery of a subscription agreement to the Administrator or its designee; provided, however, that a Participant may make such a change only once per Offering Period. The change will become effective as soon as administratively practicable after receipt.
(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan, a Participant's Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company's or Employer's federal, state, local or any other tax liability, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee's Contributions accumulated during such Offering Period prior to such Purchase Date and retained in the Eligible Employee's account as of the Purchase Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8. Exercise of Option.
(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. No fractional shares of Common Stock will be purchased. Any Contributions accumulated in a Participant's account which are not sufficient to purchase a full share will be refunded to the Participant, without interest. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.
(b) In the event that the number of shares of Common Stock to be purchased by all Participants in any Offering Period exceeds the number of shares of Common Stock then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Committee shall, in its sole discretion, determine to be equitable and (ii) all funds not used to purchase shares of Common Stock on the Purchase Date shall be returned, without interest, to the Participants.
9. Delivery;  Dispositions.
(a) As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
(b) At the time a Participant sells any shares of Common Stock acquired under the Plan, he or she shall provide written notice to the Administrator as to the number of shares sold and the sale price thereof so that the Company may determine whether a qualifying or disqualifying disposition has occurred for purposes of the Code and the tax effects thereof.
10. Withdrawal.
(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company's  Administrator (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant's Contributions credited to his or her account will be paid to such Participant, without interest, promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b) A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11. Termination of Employment. Upon a Participant's ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant's account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned, without interest, to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant's option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan.
12. Interest. No interest will accrue on the Contributions of a Participant in the Plan.
13. Stock.
(a) Subject to adjustment as provided in Section 19, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be seven hundred fifty thousand (750,000) shares of Common Stock.
(b) If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available for issuance under the Plan.
(c) The shares of Common Stock purchasable under the Plan shall be shares of authorized, but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
14. Administration. Unless otherwise designated by the Board, the Committee shall serve as the Administrator. The Administrator will have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan to designate separate Offerings under the Plan, to designate a Subsidiary  as  a Designated Company, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan, establishment of bank or trust accounts to hold Contributions, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. With respect to employees of the Company or any entity that, directly or indirectly, is controlled by the Company, and any entity in which the Company has a significant equity interest, in either case as determined by the Committee, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such employees in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more plans or sub-plans to reflect such amended or varied provisions.
15. Designation of Beneficiary. A Participant may file, on forms supplied by the Administrator, a written designation of beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant's notional account in the event of the Participant's death prior to the Purchase Date of an Offering Period.
16. Transferability. Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided for in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to the Plan.
18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19. Adjustments;  Dissolution or Liquidation;  Corporate Transactions.
(a) Adjustments. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding options then unexercised shall be exercisable, in the available shares set forth in Section 13, and in the Purchase Period limit under Section 7, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event; provided, however, that in no event shall any adjustment be made that would cause any option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Purchase Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Purchase Date will be before the date of the Company's proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Purchase Date, that the Purchase Date for the Participant's option has been changed to the New Purchase Date and that the Participant's option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided for in Section 10.
(c) Certain Corporate Transactions. In the event of a reorganization, merger, or consolidation of the Company with one or more corporations or other entities in which the Company is not the surviving entity (or survives as a direct or indirect subsidiary of such other constituent corporation or other entity or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation or other entity, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or other entity or a Parent or Subsidiary of the successor corporation or other entity. In the event that the successor corporation or other entity refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Purchase Date on which such Offering Period shall end. The New Purchase Date will occur before the date of the Company's proposed transaction. The Administrator will notify each Participant in writing or electronically prior to the New Purchase Date, that the Purchase Date for the Participant's option has been changed to the New Purchase Date and that the Participant's option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided for in Section 10.
20. Amendment or Termination.
(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate the outstanding Offering Period either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit the Offering Period to expire in accordance with its terms (and subject to any adjustment pursuant to Section 19). If the Offering Period is terminated prior to expiration, all amounts then credited to Participants' accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon) as soon as administratively practicable.
(b) Without Participant consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c) Without limiting the foregoing, in the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend, or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)
amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(iii)	shortening any Offering Period by setting a New Purchase Date, including an Offering Period underway at the time of the Administrator action;
(iv)	reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)	reducing the maximum number of Shares a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23. Term of Plan. The Plan will be effective as of the Effective Date and will continue in effect through the tenth (10th) anniversary thereof, unless sooner terminated under Section 20.
24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25. Governing  Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York (except its choice-of-law provisions).
26. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary. Furthermore, the Company or a Subsidiary may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
27. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
28. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

EXHIBIT A
KINGSTONE COMPANIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
DESIGNATED COMPANIES

1.	Kingstone Insurance Company
2.	Cosi Agency, Inc.

EXHIBIT B
KINGSTONE COMPANIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

____ Original Application                                                      Offering Date:_________
____ Reduction in Payroll Deduction Rate

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Kingstone Companies, Inc. Employee Stock Purchase Plan.

1. I,_____________________________ , hereby elect to participate in the Kingstone Companies, Inc. Employee Stock Purchase Plan (the "Plan") and subscribe to purchase shares of Common Stock in accordance with this Employee Stock Purchase Plan Subscription Agreement (the "Subscription Agreement") and the Plan.
2. I hereby authorize payroll deductions from each paycheck in the amount of___ % of my Compensation on each payday (from 0% to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdraw from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
5. I hereby explicitly and unambiguously consent to the collection, use, and transfer, in electronic or other form, of my personal data as described in the Agreement and any other grant materials by and among, as applicable, the Company and any Designated Company for the exclusive purpose of implementing, administering, and managing my participation in the Plan.
6. I understand that the Company and each Designated Company may hold certain personal information about me, including, but not limited to, my name, home address, email address, telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all purchase rights or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.
7. I understand that Data will be transferred to the Company’s designated third-party broker or other third party (“Online Administrator”) and its affiliated companies or such other stock plan service provider as may be designated by the Company from time to time, which is assisting the Company with the implementation, administration, and management of the Plan. I understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than my country. I authorize the Company, Online Administrator, or such other stock plan service provider as may be designated by the Company from time to time, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering, and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer, and manage my participation in the Plan. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant options to me or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
8. Upon request of the Company or the Employer, I agree to provide an executed data privacy consent form (or other agreement or consent) that the Company or the Employer may deem necessary to obtain from me for the purpose of administering my participation in the Plan in compliance with the data privacy laws in my country either now or in the future. I understand and agree that I will not be able to participate in the Plan if I fail to provide any such consent or agreement requested by the Company and/or the Employer.
9. I hereby agree to be bound by the terms of the Plan and this Subscription Agreement. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.
Employee's Tax ID Number:

I ACKNOWLEDGE AND UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT INCLUDING ITS APPENDICES AND MY PARTICIPATION IN THE PLAN WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AFFIRMATIVELY TERMINATED BY ME.

Dated:

Signature of Employee

KINGSTONE COMPANIES, INC.
15 JOYS LANE
KINGSTON, NY 12401

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 9, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D56987-Z80704 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

KINGSTONE COMPANIES, INC.

	For All	Withhold All	For All Except
1. To elect six directors for the coming year.	☐	☐	☐

Nominees:

01) Barry B. Goldstein
02) Meryl S. Golden
03) Floyd R. Tupper
04) William L. Yankus
05) Carla A. D'Andre
06) Timothy P. McFadden

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR all of the named nominees.

The Board of Directors recommends you vote FOR the following proposals:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES (AND THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE VOTES AMONG NOMINEES) AND FOR PROPOSALS 2, 3 AND 4. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

To cumulate votes as to a particular nominee or nominees as explained in the Proxy Statement, check box to the right, then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

KINGSTONE COMPANIES, INC.

August 10, 2021

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.

D56988-Z80704

KINGSTONE COMPANIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Barry B. Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the common shares of Kingstone Companies, Inc. held of record by the undersigned at the close of business on June 17, 2021 at the Annual Meeting of Stockholders to be held on August 10, 2021 or any adjournment thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON AUGUST 9, 2021.

CUMULATIVE VOTING - If you exercise cumulative voting, please check the box on the reverse side.

NAME OF NOMINEE	# OF VOTES CAST

(Continued and to be signed on the reverse side)